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                                                                    EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Post-Effective Amendment No. 1 to Registration Statement No. 333-35864 of RSL Communications, Ltd. on Form S-3 of our report dated March 2, 2000, appearing and incorporated by reference in the Annual Report on Form 10-K/A of RSL Communications, Ltd. for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.



DELOITTE & TOUCHE LLP
New York, NY
July 17, 2000